Exhibit 21.1
List of Subsidiaries

5-D Systems, Inc.	Texas
BSC Partners, LLC	New York
Consolidated Turbine Specialists, LLC	Oklahoma
Consolidated Turbine Specialists Canada, Ltd.	Canada
Dallastown Realty I, LLC	Delaware
Dallastown Realty II, LLC	Delaware
Digital Fusion Solutions, Inc.	Florida
Digital Fusion, Inc.	Delaware
DTI Associates, Inc.	Virginia
Florida Turbine PR, LLC	Puerto Rico
Florida Turbine Technologies, Inc.	Florida
FTT America, LLC	Delaware
FTT UK Limited	United Kingdom
FTT Deutschland GmbH	Germany
General Microwave Israel (1987) Ltd.	Israel
General Microwave Israel Corporation	Delaware
General Microwave Corporation	New York
Gichner Systems Group, Inc.	Delaware
Gichner Systems International, Inc.	Delaware
GMIC KTOS India Private Limited	India
Haverstick Consulting, Inc.	Indiana
HGS Holdings, Inc.	Indiana
Kratos Acquisition Ltd.	Israel
Kratos Antenna Holdings Division, Inc.	Delaware
Kratos Antenna Solutions Corporation	Delaware
Kratos Antenna Solutions Global Corporation	Delaware
Kratos Antenna Solutions International Corporation	Delaware
Kratos Antenna Solutions Canada Corporation	Canada
Kratos Arabia, Ltd.	Saudi Arabia
Kratos BladeWorks, Inc.	Delaware
Kratos Communications, Inc.	Delaware
Kratos Communications Ltd.	United Kingdom
Kratos Communications S.A.S.	France
Kratos Communications Japan, Inc.	Japan
Kratos Communications Singapore Pte. Ltd.	Singapore
Kratos Defence (Australia) Pty Limited	Australia
Kratos Defense & Rocket Support Services, Inc.	Delaware
Kratos Holdings U K Limited	United Kingdom
Kratos Integral Holdings, LLC	Maryland
Kratos Integral Systems International, Inc.	California

Kratos GMI Eyal Ltd.	Israel
Kratos Microwave Holding, LLC	Delaware
Kratos Microwave, Inc.	California
Kratos Norway AS	Norway
Kratos Technology & Training Solutions, Inc.	California
Kratos Unmanned Aerial Systems, Inc.	California
Kratos Unmanned Systems Solutions, Inc.	Delaware
Kratos Space & Missile Defense Systems, Inc.	Delaware
Kratos SRE, Inc.	Delaware
Kratos Systems and Solutions, Inc.	Virginia
Kratos S1, Inc.	Colorado
Kratos S2, Inc.	Colorado
KTT CORE, Inc.	Delaware
Micro Systems, Inc.	Florida
MSI Acquisition Corp.	Delaware
Nomad Global Communications, Incorporated	Montana
SAT Corporation	California
Shadow I, Inc.	California
Shadow II, Inc.	California
Sierra Technical Services, Inc.	California
Summit Research Corporation	Alabama
Technical Directions, Inc.	Michigan